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PRICING SUPPLEMENT NO. 9 DATED                         Filed Pursuant to
DECEMBER 21, 2000 TO PROSPECTUS DATED                  Rule 424(b)(5)
NOVEMBER 9, 2000, AS AMENDED BY PROSPECTUS             File No. 333-47464
SUPPLEMENT DATED DECEMBER 15, 2000


                          CMS ENERGY CORPORATION

    General Term Notes (servicemark of J.W. Korth & Company), Series F
                Due 9 Months to 25 Years from date of issue



            Except as set forth herein, the Notes offered hereby have such terms as are described in the accompanying Prospectus dated November 9, 2000, as amended by the Additional Agent Prospectus Supplements dated December 15, 2000.

Aggregate Principal Amount:       $ 648,000.00
Original Issue Date
  (Settlement Date):              December 27, 2000
Stated Maturity Date:             December 15, 2003
Issue Price to Public:            100.00% of Principal Amount
Interest Rate:                    7.500% Per Annum
Interest Payment Dates:           December 15 and June 15 and
                                  Semi-Annually Thereafter
                                  Commencing June 15, 2001

Survivor's Option:                [ X ] Yes     [   ] No
Optional Redemption:              [   ] Yes     [ X ] No

                                  Principal Amount of Notes
            Agent                 Solicited by Each Agent

First of Michigan Corporation     $ 104,000.00
Prudential Securities
  Incorporated                    $  50,000.00
J.J.B. Hilliard, W.L.
  Lyons, Inc                      $ 239,000.00
Raymond James &
  Associates, Inc                 $ 110,000.00
J.W. Korth & Company              $ 145,000.00
            Total                 $ 648,000.00

                                  Per Note Sold by
                                  Agents To Public        Total

Issue Price:                      $   1,000.00        $ 648,000.00
Agent's Discount or
  Commission:                     $       5.00        $   3,240.00
Maximum Dealer's Discount or
  Selling Concession:             $      11.00        $   7,128.00
Proceeds to the Company:          $     984.00        $ 637,632.00

CUSIP Number:  12589Q5S1